UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

NORTHANN CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-56051	82-2911016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2251 Catawba River Rd.
Fort Lawn,
SC
29714
 (Address of Principal Executive Office) (Zip Code)

(916) 573 3803
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NCL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 31, 2025, Northann Corp. (the “Company”) held its annual general meeting of stockholders (the “Annual General Meeting”). The matters voted on at the Annual General Meeting were: (i) the election of five directors to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified; (ii) the ratification of LAO Professionals as the Company’s independent registered public accounting firm for the year ending December 31, 2025; (iii) the adoption of the proposal to authorize the Board of Directors of the Company (the “Board”), in its discretion, a reverse stock split of all of the Company’s issued and outstanding common stock, par value $0.0001 per share (with no change to the authorized capital stock of the Company), at a specific ratio, ranging from one-for-three (1:3) to one-for-twenty (1:20), with the timing and ratio to be determined by the Board if effected (the “Reverse Split Proposal”); (iv) the adoption of the proposal to amend the terms of the Company’s 2023 Equity Incentive Plan, as amended, to provide for an additional 2,000,000 shares to be issued in connection with awards granted thereunder (the “
Amendment to Plan Proposal”); (v)
the adoption of the proposal to approve for purposes of complying with Section 712(b) of the NYSE Company Guide, the issuance of 12,500,000 shares of common stock to the designee of Kingsford Consultancy Ltd. (“Kingsford”), pursuant to the asset purchase agreement between Kingsford and the Company, dated November 23, 2025, which would result in an increase in the Company’s outstanding common stock of over 20% (the “Kingsford Stock
Issuance Proposal”)
; (vi) the adoption of the proposal to approve for purposes of complying with Section 713(a) of the NYSE Company Guide, the issuance of 15,000,000 shares of common stock to the designee of Asia Resource Holdings Limited (“Asia Resource”), pursuant to the development agreement between Asia Resource and the Company, dated November 23, 2025, which exceed 20% of the Company’s presently outstanding common stock (the “Asia Resource
Stock Issuance Proposal”)
.

The voting results for each item of business voted upon at the Annual General Meeting were as follows:

1.
The votes cast with respect to the proposal to elect five directors, Lin Li, Kurtis W. Winn, Bradley C. Lalonde, Umesh Patel, and Jing Zhang, as directors of the Company to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified, were as follows:

	FOR	WITHHELD	BROKER NON- VOTES
Lin Li	23,337,672	102,427	992,280
Kurtis W. Winn	23,367,498	72,600	992,280
Bradley C. Lalonde	23,372,286	67,812	992,280
Umesh Patel	23,369,766	70,332	992,280
Jing Zhang	23,340,042	100,056	992,280

As a result, the stockholders elected each nominee to serve as a director of the Company.

2.	The votes cast with respect to the ratification of appointment of independent auditors were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
24,321,665	107,408	3,306	N/A

As a result, the stockholders ratified the appointment of independent auditors.

3.	The votes cast with respect to the Stock Reverse Split Proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
24,136,220	293,814	2,343	N/A

As a result, the stockholders approved the Stock Reverse Split Proposal.

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4.	The votes cast with respect to the Amendment to Plan Proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
23,307,762	129,883	2,453	992,280

As a result, the stockholders approved the Amendment to Plan Proposal.

5.	The votes cast with respect to the Kingsford Stock Issuance Proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
23,284,292	150,881	4,926	992,280

As a result, the stockholders approved the Kingsford Stock Issuance Proposal.

6.	The votes cast with respect to the Asia Resource Stock Issuance Proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
23,284,259	150,914	4,926	992,280

As a result, the stockholders approved the Asia Resource Stock Issuance Proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHANN CORP.

Date: January 2, 2026	By:	/s/ Lin Li
	Name:	Lin Li
	Title:	Chief Executive Officer

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